UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)

August 31, 2006
____________________________

CONN'S, INC.
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

000-50421 (Commission File Number)		06-1672840 (IRS Employer Identification No.)

3295 College Street Beaumont, Texas 77701 (Address of Principal Executive Offices and zip code)

(409) 832-1696
(Registrant's telephone

number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) 12 under the Securities Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) 12 under the Securities Act (17 CFR 240.13e-2(c))

Item 1.01 Entry into a Material Definitive Agreement.

In connection with our asset securitization facility for the purchase of our receivables, on August 31, 2006, Conn Funding II, L.P., our Qualifying Special Purpose Entity, or QSPE, closed and consummated its offering of an additional $150 million in medium term asset backed fixed rate notes, the net proceeds of which will be used primarily to fund the required cash reserve account and to reduce the amount outstanding under the existing 2002 variable funding note. This offering increases the total capacity of the QSPE for purchases of receivables from us to approximately $250 million in a addition to principal collections on existing receivables net of $10 million in monthly repayments, which are scheduled to begin in October 2006 on a $200 million Medium Term Note issued by the QSPE in September 2002.

In connection therewith the parties named in documents listed below entered into amendments or supplements to the following:

The QSPE entered into the 2006-A Supplement to the Base Indenture dated August 31, 2006, by and between Conn Funding II, L.P., as Issuer, and Wells Fargo Bank Minnesota, National Association, as Trustee, which governs the terms of these new notes, which are substantially similar to the existing outstanding notes of the QSPE. Pursuant to the Note Purchase Agreement between the QSPE and SunTrust Robinson Humphrey, a division of SunTrust Capital Markets, Inc, as the Initial Purchaser, SunTrust Robinson Humphrey is to purchased these notes on terms substantially similar to the QSPE’s notes issued under the 2002 Supplements to the Base Indenture with each of the three Series 2006-A tranches, the $90,000,000 5.507% Asset Backed Fixed Rate Notes (AAA rated by Moody’s Investor, Services), Class A, the $ 43,333,000 5.854% Asset Backed Fixed Rate Notes (A rated by Moody’s Investor, Services), Class B, , and the $ 16,667,000 6.814% Asset Backed Fixed Rate Notes (BBB rated by Moody’s Investor Services), Class C, being priced at 100% of the principal amount thereof.

For more information on our asset backed securitization facility, please see our Management's Discussion and Analysis of Financial Condition and Results of Operations contained in our Annual Report of Form 10-K, for the year ended January 31, 2006 and our Quarterly Report on Form 10-Q, for the quarter ended April 30, 2006.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

We are not directly liable to the lenders under the asset-backed securitization facility described under Item 1.01. If the QSPE is unable to repay the notes due to the QSPE’s inability to collect the transferred customer accounts, the QSPE could not pay the subordinated notes it has issued to us in partial payment for transferred customer accounts, and the Series 2002B and Series 2006 A lenders could claim the balance in their, respective, restricted cash reserve accounts put in place by the QSPE as an additional credit enhancement for these notes. We are contingently liable under a 10 million letter of credit that secures our performance of our obligations or services under the servicing agreement as it relates to the transferred assets that are part of the asset-backed securitization facility. Effective, September 20, 2006 the amount of this letter of credit will be increased by $ 10 million to $ 20 million to be available in the event the $ 10 million dollar monthly principal payments on the Series B notes are not available when the payments are due starting on October 20, 2006 and continuing until the Series B notes are paid in full.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONN'S, INC.
Date: September 7, 2006

By:  /s/ David L. Rogers

David L. Rogers
Chief Financial Officer